                                                                    EXHIBIT 10.7

                                                     December 21, 2001

John F. Antioco
10592 North 106th Place
Scottsdale, Arizona  85258

Dear Mr. Antioco:

     Reference is made to your employment agreement dated July 15, 1999 (your "Employment Agreement"), with Blockbuster Inc. ("Blockbuster"). All defined terms used without definitions shall have the meanings provided in your Employment Agreement.

     This letter, when fully executed below, shall amend your Employment Agreement as follows:

     1. Term. Paragraph 1 shall be amended to change the date representing the end of the Employment Term in the first and second sentences from "June 15, 2002" to "December 31, 2006".

     2. Compensation/Salary. Paragraph 3(a) shall be amended to change the reference to "June 15, 2002" in the second sentence to "December 31, 2006".

     3. Compensation/Bonus. Paragraph 3(b)(iii) shall be amended to read in its entirety as follows:

     "Your Target Bonus for the calendar years 1999 through 2001 shall be 125% of Salary and the annual rate of Deferred Compensation (as defined in paragraph 3(c)) for such year. Your Target Bonus for the calendar years 2002 through 2006 shall be 150% of Salary and the annual rate of Deferred Compensation for such year."

John F. Antioco
December 21, 2001
Page 2

     4. Compensation/Deferred Compensation. Paragraph 3(c) shall be amended to delete the words "and Two Hundred Thirty Thousand Dollars ($230,000) for the portion of calendar year 2002 during the Employment Term" that appear at the end of the second sentence and to insert the following sentence after the second sentence:

     "The amount of Deferred Compensation shall be Six Hundred Thousand Dollars ($600,000) for calendar year 2002, Seven Hundred Fifty Thousand Dollars ($750,000) for calendar year 2003, Nine Hundred Thousand Dollars ($900,000) for calendar year 2004, One Million Fifty Thousand Dollars ($1,050,000) for calendar year 2005 and One Million Two Hundred Thousand Dollars ($1,200,000) for calendar year 2006."

     5. Compensation/Blockbuster Stock Options. Paragraph 3(d)(ii) shall be amended to insert the following paragraph at the end thereof:

     "Blockbuster Special Grants. You shall receive grants (the "Blockbuster
      --------------------------
     Special Grants") under Blockbuster's 1999 Long-Term Management Incentive Plan of stock options to purchase an aggregate of Eight Hundred Thousand (800,000) shares of Blockbuster A Stock, awarded as follows, with an exercise price per share equal to the closing price of a share of Blockbuster A Stock on the New York Stock Exchange (the "NYSE") on the date of the grant:

                      Number of Shares of
                  Blockbuster A Stock Subject
                  To Blockbuster Special Grant       Date of Grant
                  ----------------------------       -------------
                           200,000                   December 12, 2001
                           200,000                   March 12, 2002
                           200,000                   June 12, 2002
                           200,000                   September 12, 2002

     Each Blockbuster Special Grant shall vest in four equal installments on January 1, 2003, January 1, 2004, January 1, 2005 and January 1, 2006."

     6. Compensation/Viacom Stock Options. Paragraph 3 shall be amended to insert the following paragraph (e) at the end thereof:

     "(e) Viacom Stock Options: You shall receive a special grant (the "Viacom
          --------------------
     Special Grant") under Viacom's 2000 Long-Term Management Incentive Plan of stock options to purchase Six Hundred Thousand (600,000) shares of Viacom Class B Common Stock on December 13, 2001 (the "Date of the Viacom Special Grant"), with an exercise price per share equal to the closing price of a share of Viacom Class B Common Stock on the NYSE on the Date of the Viacom Special Grant. The Viacom Special Grant shall vest in four equal installments on January 1, 2003, January 1, 2004, January 1, 2005 and January 1, 2006."

John F. Antioco
December 21, 2001
Page 3

     7. Termination Payments. Paragraph 8(d) shall be amended to change the period from "eighteen (18)" months to "twenty-four (24)" months for which mitigation shall not be required, and no offset for other compensation shall be made, if your employment terminates for "Good Reason" or not for "cause".

     Except as herein amended, all other terms and conditions of your Employment Agreement shall remain the same and your Employment Agreement, as herein amended, shall remain in full force and effect.

     If the foregoing correctly sets forth our understanding, please sign, date and return all four (4) copies of this letter agreement to the undersigned for execution on behalf of Blockbuster; after this letter agreement has been executed by Blockbuster and a fully-executed copy returned to you, it shall constitute a binding amendment to your Employment Agreement.

                                         Very truly yours,

                                         BLOCKBUSTER INC.

                                         By:          /s/ Larry J. Zine
                                            ------------------------------------
                                            Name:  Larry J. Zine
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Chief Administrative Officer

ACCEPTED AND AGREED:

         /s/John F. Antioco
----------------------------------
           John F. Antioco

Dated: December 28, 2001
       ---------------------------